Exhibit 99.2

Aon Names Gregory C. Case President and Chief Executive Officer

Patrick G. Ryan to be Executive Chairman

CHICAGO, IL, April 4, 2005 – Aon Corporation (NYSE:AOC) announced the election of Gregory C. Case, 42, as president and chief executive officer, effective immediately.  Case has also been elected to the Aon Board of Directors.  Case succeeds Patrick G. Ryan, who has served as Aon’s CEO since the company’s founding.  Ryan will serve as executive chairman of the Aon Board of Directors.

Andrew J. McKenna, lead Aon director and chairman of the board’s Search Committee, commented, “We are delighted that we have engaged someone of Greg’s caliber to lead Aon in the rapidly changing insurance industry.  Our board was determined to conduct a thorough search, and we could not be more pleased with the result.  Greg’s management experience in professional services, his firsthand knowledge of the insurance industry, and his keen understanding of the complexity of global organizations make him an ideal candidate to succeed Pat Ryan, who has built Aon into the tremendous franchise it is today.”

Pat Ryan added, “I am very enthused about Greg’s selection, and I look forward to working with him.  He is a proven leader and team builder, and he has advised, and earned the respect of, some of the most prominent executives in the worldwide insurance industry.  In addition to his broad insurance background, which will be of obvious benefit to our brokerage and underwriting businesses, he will bring great value to Aon’s consulting business.”

Case commented, “Aon is a great company with tremendous global presence and highly talented and committed people, providing enormous potential beyond what has already been accomplished.  It is a great honor to join such a talented group of professionals and to build upon what Pat Ryan and others have established.”

Case most recently served as head of the Financial Services Practice at McKinsey & Company, the international strategic management consulting firm.  Previously, Case was responsible for McKinsey’s Global Insurance Practice.  A native of Kansas City, Case received his undergraduate degree from Kansas State University and his M.B.A. from Harvard Business School.  Case and his family reside in suburban Chicago.

The Company will host an audio webcast on Monday, April 4, at 10:00 a.m. Central Time that can be accessed at www.aon.com.

About Aon

Aon Corporation (www.aon.com) is a leading provider of risk management services, insurance and reinsurance brokerage, human capital and management consulting, and specialty insurance underwriting. The company employs approximately 48,000 professionals in its 500 offices in more than 120 countries.  Backed by broad resources, industry knowledge and technical expertise, Aon professionals help a wide range of clients develop effective risk management and workforce productivity solutions.

Investor Contact:  Craig Streem

Corporate Vice President, Investor Relations

312-381-3983

Media Contact:  Gary Sullivan

Senior Vice President, Corporate Communication

312-381-2467

This press release contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: general economic conditions in different countries in which we do business around the world, changes in global equity and fixed income markets that could affect the return on invested assets, fluctuations in exchange and interest rates that could influence revenue and expense, rating agency actions that could affect our ability to borrow funds, funding of our various pension plans, changes in the competitive environment, changes in commercial property and casualty markets and commercial premium rates that could impact revenues, changes in revenues and earnings due to the elimination of contingent commissions, other uncertainties surrounding a new compensation model, the impact of regulatory investigations brought by state attorneys general and state insurance regulators related to our compensation arrangements with underwriters and related issues, the impact of class actions and individual lawsuits including derivative actions and claims under ERISA, the cost of resolution of other contingent liabilities and loss contingencies, and the difference in ultimate paid claims in our underwriting companies from actuarial estimates.  Further information concerning the Company and its business, including factors that potentially could materially affect the Company’s financial results, is contained in the Company’s filings with the Securities and Exchange Commission.